As filed with the Securities and Exchange Commission on December 21, 2007    Registration No. 333-142894

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5 TO
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
ON
FORM S-4

China Energy Technology Limited	Chardan South China Acquisition Corporation
(Exact Name of Co-registrant as Specified in Its Charter)	(Exact Name Of Co-registrant as Specified in Its Charter)

British Virgin Islands	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

6770	6770
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

Not Applicable	20-2479743
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kerry Propper, Chief Executive Officer
625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas J. Rein
DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Telephone: (858) 677-1400
Fax: (858) 677-1401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act., check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ _____

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ _____

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Explanatory Note: This Amendment No. 5 is being filed solely for the purpose of filing an amended Exhibit 5.1. No changes have been made to the form of preliminary prospectus/proxy statement or exchange offer materials constituting Part I of the Registration Statement or in Part II of the Registration Statement (other than to reflect the submission of the amended Exhibit 5.1)

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 132 of the BVI Business Companies Act (“BCA”) generally provides for indemnification and permits a company to obtain insurance. The Memorandum of Association of the Registrant follows the statute. The Registrant intends to obtain director and officer insurance at the consummation of the acquisition of the GaoKe companies.

The following is a statement of Section 132 of the BCA, as amended by Section 67 of the BCA Amendment Act:

Indemnification.

(1) Subject to subsection (2) and its memorandum or articles, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or

(b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

(2) Subsection (1) does not apply to a person referred to in that subsection unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

(2A) For the purposes of subsection (2), a director acts in the best interests of the company if he acts in the best interests of:

(a)  the company’s holding company; or

(b)  a shareholder or shareholders of the company;

in either case, in the circumstances specified in section 120(2), (3) or (4), as the case maybe;

(3) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

(3A) Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the company in accordance with subsection (1).

(3B) Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the company in accordance with subsection (1) and upon such other terms and conditions, if any, as the company deems appropriate.

(3C) The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the company; and

(4) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

(5) A company shall not indemnify a person in breach of subsection (2) and, any indemnity given in breach of that section is void and of no effect.

The following is a statement of Section 133 of the BCA, as amended by Section 68 of the BCA Amendment Act:

Insurance.

A company may purchase and maintain insurance in relation to any person, who is or was a director of the company, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under section 132.

Item 21. Exhibits and Financial Statement Schedules

Exhibit	Description
2.1	Stock Purchase Agreement (Included in Annex A of the proxy statement/prospectus)(1)
2.2	Agreement and Plan of Merger between Chardan South China Acquisition Corporation and Registrant*
3.1	Memorandum of Association of Registrant (Included in Annex B of the proxy statement/prospectus)
3.2	Articles of Association of Registrant (Included in Annex C of the proxy statement/prospectus)
3.3	Certificate of Incorporation of Chardan South China Acquisition Corporation (Incorporated by reference from Registration Statement 333-125018, Exhibit 3.1).
3.3.1	Certificate of Amendment to Certificate of Incorporation of Chardan South China Acquisition Corporation (Incorporated by reference from Registration Statement 333-125018, Exhibit 3.1.1).
3.4	Bylaws of Chardan South China Acquisition Corporation (Incorporated by reference from Registration Statement 333-125018, Exhibit 3.2).
4.1	Form of Unit Purchase Option (Incorporated by reference from Registration Statement 333-125018, Exhibit 4.4)
4.2	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Chardan South China Acquisition Corp. (Incorporated by reference from Registration Statement 333-125018, Exhibit 4.5)
4.3	Warrant Clarification Agreement with Continental Stock Transfer & Trust Company, dated April 16, 2007 (Incorporated by reference from the Form 10KSB filed April 17, 2007, Exhibit 4.6)
4.4	Amendment to Representative Unit Purchase Option (Incorporated by reference from the Form 10KSB filed April 17, 2007, Exhibit 4.7)
5.1	Opinion of BVI counsel
8.1	Tax Opinion of DLA Piper US LLP*
10.1	Chardan South China Acquisition Corporation 2007 Equity Plan (Included in Annex D of the proxy statement/prospectus)
10.2	Registration Rights Agreement (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.11)
10.3	Letter of Transmittal for Exchange Offer*
10.4	Investment Management Trust Agreement with Continental Stock Transfer & Trust Company (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.7)
10.5	Form of Stock Escrow Agreement with Continental Stock Transfer & Trust Company and the Initial Stockholders (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.8)
10.6	Letter Agreement with Chardan Capital, LLC regarding administrative support (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.9)
10.7	Form of Promissory Note, dated April 11, 2005, issued to Kerry Propper and Chardan Capital Partners (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.10)

10.8	Letter Agreement with Early Bird Capital, Inc., and Dr. Richard D. Propper (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.1).
10.9	Letter Agreement with Early Bird Capital, Inc., and Li Zhang (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.2).
10.10	Letter Agreement with Early Bird Capital, Inc., and Kerry Propper (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.3).
10.11	Letter Agreement with Early Bird Capital, Inc., and Jiangnan Huang (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.4).
10.12	Letter Agreement with Early Bird Capital, Inc., and Chardan Capital Partners (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.5).
10.13	Letter Agreement with Early Bird Capital, Inc., and SUJG, Inc. (Incorporated by reference from Registration Statement 333-125018, Exhibit 10.6).
10.14	Cooperation Agreement with Tsinghua University*
10.15	Cooperation Agreement with China Science Academy in Guangzhou*
23.1	Consent of Goldstein Golub Kessler LLP*
23.2	Consent of Moore Stephens Cooper Molyneux LLP*
23.3	Consent of BVI Counsel (included in Exhibit 5.1)
23.4	Consent of DLA Piper US LLP (included in Exhibit 8.1)*
24.1	Power of Attorney*
99.1	Proxy Card*
99.2	Consent of Jinxiang Lu pursuant to Rule 438*
99.3	Consent of Dilip Limaye pursuant to Rule 438*
99.4	Consent of Remo Richli pursuant to Rule 438*
99.5	Consent of Zhen Yu Fan pursuant to Rule 438*
99.6	Consent of John S. Lin pursuant to Rule 438*
99.7	Consent of Jianmin Wu pursuant to Rule 438*
(1)
As required by paragraph (b)(2) of Item 601 of Regulation S-K, this exhibit does not contain schedules and similar attachments to this exhibit. The registrant will furnish supplementally a copy of any omitted schedules to the Commission upon request.

*	Previously filed.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) [inapplicable]

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on December 20, 2007.

CHINA ENERGY TECHNOLOGY, LIMITED CHARDAN SOUTH CHINA ACQUISITION CORPORATION By: /s/ Kerry S. Propper Kerry S. Propper Chief Executive Officer

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Jiangnan Huang* Jiangnan Huang	Chairman of the Board	December 20, 2007
/s/ Kerry S. Propper Kerry S. Propper	Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2007
/s/ Richard D. Propper* Richard D. Propper	Chief Financial Officer, Secretary and Director (Principal Accounting Officer)	December 20, 2007
/s/Li Zhang* Li Zhang	Executive Vice President and Director	December 20, 2007
*By: /s/ Kerry S. Propper* Kerry S. Propper	Attorney-in-Fact	December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on December 20, 2007.

CHARDAN SOUTH CHINA ACQUISITION CORPORATION By: /s/ Kerry S. Propper Kerry S. Propper Chief Executive Officer

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Jiangnan Huang* Jiangnan Huang	Chairman of the Board	December 20, 2007
/s/ Kerry S. Propper Kerry S. Propper	Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2007
/s/ Richard D. Propper* Richard D. Propper	Chief Financial Officer, Secretary and Director (Principal Accounting Officer)	December 20, 2007
/s/Li Zhang* Li Zhang	Executive Vice President and Director	December 20, 2007
*By: /s/ Kerry S. Propper* Kerry S. Propper	Attorney-in-Fact	December 20, 2007